EXHIBIT 10.1

                                 FIRST AMENDMENT
                       TO THE BENCHMARK ELECTRONICS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                              W I T N E S S E T H:
                              --------------------

      WHEREAS, Benchmark Electronics, Inc. ("Benchmark") presently sponsors and maintains the Benchmark Electronics, Inc. Employee Stock Purchase Plan ("Plan") which became effective May 1, 1999; and

      WHEREAS, Benchmark, pursuant to Section 20 of the Plan, has the right to amend the Plan, from time to time, subject to certain limitations.

      NOW, THEREFORE, in order to make various revisions desired by Benchmark, the Plan is hereby amended in the following manner:

      1. Effective as of the date hereof, Section 6 of the Plan is hereby amended by adding the following paragraph to be the last paragraph of Section 6:

      Notwithstanding the above, if a Participant has been making contributions pursuant to this Section during a Purchase Period, and during such Purchase Period, Benchmark announces a divestiture of a Subsidiary or a group of assets ("Announcement") whereby the Participant's employment with Benchmark or its Subsidiary will be terminated, then the Participant may within at least five (5) business days prior to the Purchase Date (as defined in Section 9) immediately following the Announcement, elect to have all contributions made during such Purchase Period paid back to him or her in cash as soon as administratively possible after the Purchase Date. If such election is made, no Common Stock will be purchased for the Participant on the Purchase Date.

      2. Effective as of the date hereof, Section 9 of the Plan is hereby amended by amending the first sentence of the third paragraph of Section 9 to read as follows:

      Except as provided in the last paragraph of Section 6, as of the Purchase Date, the Custodian shall apply the contributions to each Participant's account during the Purchase Period to the purchase of shares of Common Stock.
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      IN WITNESS WHEREOF, Benchmark has executed this First Amendment to the
Benchmark Electronics, Inc. Employee Stock Purchase Plan effective as of the 1st day of April, 2000.
                                    BENCHMARK ELECTRONICS, INC.


                                    By: /s/ DONALD E. NIGBOR
                                    Name:   DONALD E. NIGBOR
                                    Title:  President

                                    By: /s/ CARY T. Fu
                                    Name:   CARY T. FU
                                    Title:  EXECUTIVE VICE President